UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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(Company Logo)

QUESTAR CORPORATION

180 East 100 South

P. O. Box 45433

Salt Lake City, Utah 84145-0433

______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 16, 2006

_______________________________________

The Annual Meeting of Stockholders of Questar Corporation, a Utah corporation (“Questar” or the "Company"), will be held at the Doubletree Hotel Tulsa at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma, on Tuesday, May 16, 2006, at 9:00 a.m. local time.  The purpose of the meeting is to:

1.

Elect four directors, with three directors elected to serve three-year terms, and one director elected to serve a two-year term; and

2.

Act on any other matters that may properly come before the meeting.

Only holders of common stock at the close of business on March 20, 2006, may vote at the Annual Meeting or any adjournment of it. If you have your shares registered in the name of a brokerage firm or trustee and plan to attend the meeting, please obtain a letter, account statement, or other evidence of your beneficial ownership of shares to facilitate your admittance to the meeting.

 By Order of the

 Board of Directors

/s/Abigail L. Jones

Abigail L. Jones

Corporate Secretary

Salt Lake City, Utah

April 5, 2006

YOUR VOTE IS IMPORTANT.

It is important that as many shares as possible be represented at the Annual Meeting. Please date, sign, and promptly return your white proxy card in the enclosed envelope (which requires no postage if mailed within the United States). You may revoke your proxy at any time before it is voted.

QUESTAR CORPORATION

PROXY STATEMENT

May 16, 2006

The Board of Directors of Questar Corporation is soliciting proxies from its stockholders to be used at the Annual Meeting of Shareholders on Tuesday, May 16, 2006. This proxy statement contains information related to the Annual Meeting. At the Annual Meeting, holders of common stock will elect three directors of the Company for three-year terms that expire in May 2009, and one director to serve the remaining two years of a three-year term that expires in May 2008. Information concerning the Annual Meeting, and solicitation of proxies for it, is presented in the following question-and-answer format:

Q:

What am I voting on?

A:

You can cast your votes to elect three nominees for director positions to serve new three-year terms and one nominee to serve the remaining two years of a three-year term. The nominees for new three-year terms are three incumbent directors: Keith O. Rattie, M. W. Scoggins and Harris H. Simmons. The nominee for the two-year term is Bruce A. Williamson, who will fill a vacancy created by the mandatory retirement of a director in 2005.

Q:

Who can vote?

A:

Stockholders who owned shares as of the close of business on March 20, 2006 may vote at the Annual Meeting or any adjournment of it. Each stockholder is entitled to one vote for each share held on such date.

Q:

How do I vote?

A:

Sign and date each proxy card you receive and return it in the enclosed prepaid envelope. If you return your signed proxy card but do not indicate how you want to vote, your shares will be voted for the named nominees. You have the right to revoke your proxy by notifying the Company's Corporate Secretary prior to the meeting, by returning a later-dated proxy, or by voting in person at the Annual Meeting.

If you own shares through a broker or other trustee, you must return your proxy card to the broker. Your votes cannot be counted if you send the proxy directly to the Company.

Q:

What does it mean if I get more than one proxy card?

A:

It means that you hold shares registered in more than one account. Sign and return all proxies to make sure that all your votes are counted, but consider consolidating your accounts to minimize the administrative cost of sending materials to you.

Q:

Who is soliciting my proxy?

A:

Questar's Board of Directors.

Q:

Who is paying for the solicitation?

A:

The Company is paying for the solicitation of proxies and will reimburse banks, brokers, and other custodians for reasonable charges to forward proxy materials to beneficial holders.

Q:

What constitutes a quorum?

A:

On March 20, 2006, the Company had 85,504,112 shares of common stock outstanding. A majority of the shares, or 42,752,057 shares, constitutes a quorum. Once a quorum is present, the nominees will be elected upon receiving a plurality of the shares represented at the meeting. The Company's Bylaws provide that votes "withheld" from nominees will not be counted for purposes of determining whether a nominee receives a plurality of votes. Shares registered in the names of brokers for which proxies are voted for some but not all matters will be considered as voted only as to those matters actually voted. Abstentions, broker nonvotes, and instructions to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes. Such action, however, will not reduce the number of votes otherwise received by the nominee.

Q:

Who can attend the Annual Meeting?

A:

Any stockholder of record as of March 20, 2006, can attend the Annual Meeting. If you own shares through a broker or other trustee, please obtain a letter, account statement, or other evidence of your ownership of shares as of such date.

Q:

How will my vote be handled on other matters?

A:

Questar's Bylaws limit the matters presented at an Annual Meeting to those in the notice, those properly presented by the Board of Directors, and those presented by stockholders so long as the stockholder gives the Corporate Secretary written notice of the matter at least 90 days but not more than 120 days before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares. (See "Other Matters" on page 17 for a detailed discussion of the Company's Bylaw requirements.)

Q:

When are stockholder proposals due for the next Annual Meeting?

A:

To be considered for presentation at the Company's Annual Meeting scheduled for May 2007, and included in the proxy statement, a stockholder proposal must be received at the Company's office no later than December 4, 2006.

BOARD OF DIRECTORS

Election of Directors

The Company's Restated Articles of Incorporation provide for a board of 13 directors, divided into three classes approximately equal in number, elected to serve three-year terms.

The terms of four directors, Robert E. Kadlec, Keith O. Rattie, M. W. Scoggins and Harris H. Simmons, expire at this Annual Meeting. Three of these directors, Messrs. Rattie, Scoggins and Simmons, have been nominated for re-election as directors for the three-year terms that expire in May 2009. Mr. Kadlec, having reached mandatory retirement age, is not eligible for re-election. His retirement will leave a vacancy in the class of directors whose terms expire in 2009. Bruce A. Williamson has been nominated for election as a director for the remaining two years of a term expiring in 2008. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless you give other instructions for your shares, the proxies will be voted for the nominees.

All of the nominees have advised the Company that they are willing to serve as directors. However, in the event that any nominee is unwilling or unable to serve as a director, the proxies named in the enclosed proxy may vote, in their discretion, for any other person.

Biographical information concerning the nominees, and the current directors of the Company whose terms will continue after the Annual Meeting, appear below. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Ages are correct as of the date of the proxy statement.

Nominee (Term Expiring in 2008)

[Picture]

Mr. Bruce A. Williamson, age 46, is chairman and chief executive officer of Dynegy Inc. Mr. Williamson was named Dynegy's president and chief executive officer and elected to that company's board of directors in October 2002. In May 2004, the board of directors of Dynegy elected Mr. Williamson chairman. Prior to joining Dynegy, Mr. Williamson served in several executive positions with Duke Energy Corp. and predecessor company PanEnergy Corp. where he was vice president, finance. Before joining PanEnergy, Mr. Williamson was with Shell Oil Company for 14 years where he held positions of increasing responsibility in exploration & production and finance.

Nominees (Terms Expiring in 2009)

[Picture]

Mr. Keith O. Rattie, age 52, serves as the Company's chairman, president and chief executive officer. He was named president and appointed to serve as a director effective February 1, 2001, chief executive officer May 1, 2002, and chairman May 20, 2003.  Prior to his joining the Company, Mr. Rattie served as vice president and senior vice president of The Coastal Corporation from 1996 to January 30, 2001. He also serves as a director of Zions First National Bank, past chairman of the board of the Interstate Natural Gas Association of America, and director of the Gas Technology Institute.

[Picture]

Mr. M. W. Scoggins, age 58, retired as executive vice president of ExxonMobil Production Company in April 2004. He held this position from December 1999 until his retirement. Prior to the merger of Mobil Corporation with Exxon Corporation in late 1999, Mr. Scoggins served as president of International E&P and Global Exploration, chairman of the Upstream Governance Council, member of the executive committee and an officer of Mobil Oil Corporation. He was first appointed to the Questar Board in February 2005.  He also serves as a director of Trico Marine Services and is a member of the Board of Trustees and the Petroleum Engineering Industry Advisory Board for the University of Tulsa.

[Picture]

Mr. Harris H. Simmons, age 51, is the chairman, president and chief executive officer of Zions Bancorporation and the chairman of the board of Zions First National Bank. He has served as a director of Questar since 1992.  He is chairman of the American Bankers Association, and serves as a director of O. C. Tanner Company.

Continuing Directors (Present Term Expires in 2007)

[Picture]

Ms. Teresa Beck, age 51, has served as a director of the Company since 1999.  She was president of American Stores from 1998 to 1999, and was American Stores' chief financial officer from 1993 to 1998.  She is a director of Albertsons Inc., Lexmark International, Inc., and ICOS Corporation and a trustee of Intermountain Healthcare, the David Eccles School of Business at the University of Utah, and The Nature Conservancy.

[Picture]

Mr. R. D. Cash, age 63, served as the Company’s chief executive officer from May 1984 to May 2002 and as the Company’s chairman from May 1985 to May 2003. He also served as president of the Company from May 1984 to February 2001. Mr. Cash has been a director of the Company since 1977 and also serves as a director of Zions Bancorporation, National Fuel Gas Company, TODCO, Associated Electric and Gas Insurance Services Limited, and Texas Tech Foundation, Inc.

[Picture]

Mr. Robert E. McKee, III, age 59, was appointed to serve as a director of the Company effective April 1, 2003. He served as a senior advisor for the occupying Coalition Provisional Authority in Iraq to assist with the rebuilding of its oil industry from October 1, 2003, to March 18, 2004. He retired on March 31, 2003, after 37 years with ConocoPhillips and Conoco, Inc., including 10 years as executive vice president, exploration and production (1992-2002). He is also a director of Parker Drilling Company and the Post Oak Bank, a member of the President's Council for the Colorado School of Mines and a member of the advisory committee for the University of Texas engineering department. He is currently serving as the chairman of Enventure Global Technology (an expandable tubular technology company).

[Picture]

Mr. Gary G. Michael, age 65, has been a director of the Company since 1994. He served as chairman and chief executive officer of Albertsons Inc. from February 1991 to April 2001. He served as interim president of the University of Idaho from June 2003 until August 2004. He is a director of Office Max Inc., IdaCorp Inc., Harrah's Entertainment Inc., and The Clorox Company.

[Picture]

Mr. Charles B. Stanley, age 47, serves as executive vice president of the Company. He has served as a director of the Company since November 1, 2002. Mr. Stanley has responsibility for the Company's Market Resources business segment and is the president and chief executive officer of each entity within that group.  Prior to joining the Company in February 2002, Mr. Stanley was president and chief executive officer of El Paso Oil and Gas Canada, Inc. from 2000 to January 2002.

Continuing Directors (Present Term Expires in 2008)

[Picture]

Mr. Phillips S. Baker, Jr., age 46, is the president, chief executive officer and a director of Hecla Mining Company. He was appointed to serve as a director of Questar effective February 10, 2004. Mr. Baker served as vice president of Hecla from May 2001 to November 2001, as chief financial officer from May 2001 to June 2003, and as chief operating officer from November 2001 to May 2003, before being named as chief executive officer in May 2003. Prior to joining Hecla, he served as vice president and chief financial officer of Battle Mountain Gold Company from March 1998 to January 2001.

[Picture]

Mr. L. Richard Flury, age 58, retired as chief executive, Gas and Power, for BP plc on December 31, 2001. He had served in this position from January 1999 to his retirement. Prior to working for BP plc and BP Amoco plc, Mr. Flury held a number of key management positions with Amoco Corp., including chief executive for worldwide exploration and production. He was first elected to the Questar Board in May 2002.  Mr. Flury also serves as a director of Chicago Bridge and Iron Company, N.V. and Callon Petroleum Company, and as a trustee of Thunderbird – The Garvin School of International Management.

[Picture]

Mr. James A. Harmon, age 70, was reappointed to serve as a director in June 2001 after serving as chairman and president of the Export-Import Bank of the United States. He previously served as a Questar director from 1976 to 1997. He currently is chairman of a financial advisory firm, Harmon & Co. LLC. Mr. Harmon is also the chairman of World Resources Institute, a global policy and research institution. He is a member of the board of directors of the School of International and Public Affairs, Columbia University, Africare and the Center for Global Development and is a member of J. E. Robert Cos. Global Advisory Board and a member of the International Advisory Board of Alfa Capital. He is a Trustee Emeritus of Brown University and Barnard College and is a member of the Council on Foreign Relations.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Committees

The Board has standing audit (Finance and Audit), compensation (Management Performance), and nominating (Governance/Nominating) committees that are each comprised solely of independent directors. Each committee has prepared and regularly reviews its statement of responsibilities. These statements are on the Company's Web site (www.questar.com).

The table below sets forth members and Chairs of the committees. The Chairs and some members of committees changed effective May 17, 2005.

Governance/

Name of Director

Finance/Audit

Management Performance

Nominating

Executive

P. S. Baker, Jr.

X

X

T. Beck

X1

X

X

R. D. Cash

L. Richard Flury

X

X

X

J. A. Harmon

X

X

X1

X

R. E. Kadlec2

X1

X

R. E. McKee, III

X

X

X

G. G. Michael

X

X

X1

K. O. Rattie

X

M. W. Scoggins

X

X

H. H. Simmons

X

X

X

C. B. Stanley

Meetings held in 2005

8

4

3

0

___________________

1Chairman

2 Retiring in May 2006

Finance and Audit: Reviews auditing, accounting, financial reporting, and internal control functions; appoints the Company's outside auditors; monitors financing requirements, dividend policy, and investor-relations activities; oversees compliance activities. The Company's common stock is listed on the New York Stock Exchange (NYSE) and is governed by its listing standards. The Committee has adopted a charter, officially referred to as a "Statement of Responsibilities," which has been updated to reflect the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE's listing standards. The Statement of Responsibilities is available on the Company’s Web site at www.questar.com. The Company's Board has determined that all members of the Committee meet the independence standards of Section 303.01(B)(2)(a) and (3) of the Rules of the NYSE. The Committee's report begins on page 15.

Management Performance: Reviews the performance of top management, particularly Mr. Rattie and salary and compensation paid to the Company's officers; administers the Long-term Stock Incentive Plan and Long-term Cash Incentive Plan; and makes recommendations about participants, performance objectives and awards under the Annual Management Incentive Plan (AMIP) adopted by the Company and its major operating subsidiaries and the Annual Management Incentive Plan II (AMIP II) which the Company’s shareholders approved in 2005. The Committee has adopted a charter, officially referred to as a "Statement of Responsibilities," which is available on the Company’s Web site at www.questar.com. The Committee’s report begins on page 14.

Governance/Nominating: Responsible for governance activities, particularly Board and Committee evaluations and Committee assignments. The Committee also recommends individuals for nomination to the Board of Directors and considers director candidates suggested by shareholders.  All members are independent directors.

The Governance/Nominating Committee functions as the Company's nominating committee.  This Committee is currently chaired by James A. Harmon, a long-term member of the Board. The Committee has adopted a "Statement of Responsibilities" which is available on the Company’s Web site at www.questar.com. The Statement of Responsibilities identifies the criteria established for nominees for director positions, including nominees recommended by shareholders and self-nominees. These criteria are uniformly used as a framework for evaluating all nominees as well as incumbent directors and include the following: experience as senior officer, e.g., chief executive officer, president, chief financial officer, of a public company or extensive experience in finance or accounting; active in business at least part-time with skills and experience necessary to serve as chair of a committee; willingness to commit time and energy to service as a director; experience in the Company's lines of business or understanding of the Company's business environment; ability to exercise independent judgment and make analytical inquiries; reputation for integrity and good judgment; and geographical location (residence or business activity) in states where the Company has significant operations.

In February 2006, the Board, acting on the Committee's recommendation, nominated Bruce A. Williamson to stand for election to the Board for the remainder of a term expiring in 2008. The Committee recommended Mr. Williamson after evaluating several candidates identified in a formal search process conducted by a third party hired by the Committee and paid a fee for its service. Mr. Williamson is currently employed by Dynegy Inc. as chairman of the board, president and chief executive officer. The Committee has determined that Mr. Williamson satisfies the above-listed criteria for appointment to the Company’s Board. He has no prior relationships with any members of the Company's management and the Committee has determined that he is independent as defined below.

The Committee has never received nominations from shareholders, but will consider them using the same criteria listed above. Shareholders interested in submitting the names of candidate(s) who satisfy the criteria listed above should submit in writing the names and qualifications of the candidate(s) to the Chair of the Governance/Nominating Committee at the Company's general headquarters. Any nomination letters addressed to the Chair of the Governance/Nominating Committee, at the Company's address, will be forwarded without screening. Individuals so nominated will be reviewed using the criteria set forth above.

Executive: Acts on behalf of the Board of Directors and handles special assignments. The Committee has adopted a charter, referred to as its "Statement of Responsibilities;" which is available on the Company’s Web site at www.questar.com. Mr. Michael, the Lead Director, chairs the Committee. The Lead Director’s responsibilities include presiding over the executive sessions of the non-management directors who meet in regularly-scheduled executive sessions without management.  The Lead Director is selected by the Governance/Nominating Committee, which has established the following criteria to use as a framework for evaluating Board members for the position:

1.

Independence as defined by the NYSE;

2.

Experience on the Company’s Board of Directors;

3.

Experience as Chair of the Board’s other committees;

4.

Willingness to commit time and energy to service as Lead Director;

5.

Experience in the Company's lines of business or understanding of the Company's business environment;

6.

Ability to exercise independent judgment and make analytical inquiries; and

7.

Integrity and leadership skills.

Independence of Directors

With the exception of Messrs. Cash, Rattie, and Stanley, all of the Company's directors are independent. In compliance with requirements of the Securities and Exchange Commission and the NYSE, the Board of Directors made this determination by applying the following rules:

(a)

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(b)

A director who is an employee or whose immediate family member is an executive officer of the Company is not independent until three years after the end of such employment relationship.

(c)

A director who receives or whose immediate family member receives more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after ceasing to receive more than $100,000 per year in such compensation.

(d)

A director who is affiliated with or employed by or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

(e)

A director who is employed or whose immediate family member is employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

(f)

A director who is an executive officer or an employee or whose immediate family member is an executive officer of a company that makes payment to or receives payment from the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Communications with Directors

Interested parties may communicate with the Board of Directors, including Gary G. Michael, the Lead Director, and including all non-management directors as a group, by sending a letter addressed to the full Board, Mr. Michael, or the non-management directors in care of the Corporate Secretary at Questar Corporation, 180 East 100 South, P. O. Box 45433, Salt Lake City, Utah 84145-0433. The Corporate Secretary has the authority to discard any solicitations, advertisements, or other inappropriate communications, but will forward appropriate mail to the named director or group of directors. Any mail that is directed to the full Board will be forwarded to Mr. Rattie, as the Chairman of the Board.

Attendance at Meetings

The Company's Board of Directors held four regular meetings during 2005; Board Committees held a total of 15 meetings. All directors attended at least 75 percent of the meetings. The Company's directors had an overall attendance percentage of 96 percent. The Company's directors and nominees are expected to attend the Company's Annual Meeting. All of the directors attended the Company's 2005 Annual Meeting.

Directors' Compensation

Based on market surveys, the Board increased retainers for non-employee directors effective January 1, 2006. The increase in directors’ compensation, the first since January 2004, was granted to attract and retain qualified directors to ensure adequate oversight, achieve corporate objectives and increase shareholder value. The Company's non-employee directors now receive the following compensation for their service as directors:

Annual Retainer

$36,000 (quarterly installments of $9,000)

Committee Retainers:

  Chair, Finance and Audit

  and Executive Committees

$7,000 (quarterly installments of $1,750)

  Chair, Management Performance

  and Governance/Nominating

  Committees

$6,000 (quarterly installments of $1,500)

Committee Membership

$5,000 (quarterly installments of $1,250)

Board Meeting Fee:

$2,000 per Board meeting day

Committee Meeting Fee:

$900 ($1,100 for Chairman)

Telephone Attendance:

$900 (Board Meeting)

$600 (Committee Meeting)

$800 (Chairman)

Prior to January 1, 2006, non-employee directors received: an Annual Retainer of $30,000; Committee Retainers of $4,000 per year and Committee Chair Retainers of $6,000 for Finance and Audit and Executive, and $5,000 for Management Performance and Governance/Nominating. Committee fees were the same as listed above. Total cash compensation earned by directors during 2005 ranged from $38,000 to $62,000. A significant portion of non-employee directors’ total compensation is paid in restricted stock or phantom restricted stock units.

Outside directors can defer the receipt of their fees and have such deferred fees either credited with interest as if invested in long-term certificates of deposit or accounted for with "phantom shares" of the Company's common stock. Outside directors can also elect to receive their fees in shares of stock. The Company’s shareholders have approved the plan for providing payment of fees in stock.

On February 14, 2006, the Board granted restricted stock or phantom stock units to each of the Company's non-employee directors. The committee chairs received 825 shares of restricted stock or phantom stock units, while the other directors received 700 shares of restricted stock or phantom stock units. The restricted shares vest over four years, with one-third vesting two years after grant, one-third vesting three years after grant, and the final one-third vesting four years after grant. The restricted stock also vests on an accelerated basis in the event of the director's death, disability, mandatory retirement at age 72, or a change in control, but is lost in the event of a director's termination of service for any other reason. These grants were made pursuant to the Company's Long-term Stock Incentive Plan. Phantom stock units are paid in accordance with elections to defer fees for Board service.

The Company has entered into individual agreements with all directors, including Messrs. Rattie and Stanley, indemnifying them as directors. The form of these agreements has been approved by the Company's stockholders.

The Company furnishes Mr. Cash, as the retired President, Chief Executive Officer and Chairman of the Board, an office, telephone, and limited secretarial support in its Salt Lake City office.

Directors' Retirement Policy

In May 1992, the Board of Directors adopted a retirement policy that permits an outside director to continue serving in such position until the annual meeting following his 72nd birthday if still actively engaged in business, financial, and community affairs. In 2004 the Governance/Nominating Committee exercised its discretion to waive a policy limiting the service of retired chief executive officers when it recommended that R. D. Cash be renominated to serve a new term as a director. The Board does not have a policy limiting the number of terms that any individual director may serve.

Certain Relationships and Related Party Transactions

There are no relationships or related transactions between the Company and any of its directors that are required to be disclosed pursuant to federal securities laws.

SECURITY OWNERSHIP, NOMINEE, DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the shares of stock beneficially owned by each of the directors, each nominee, and each executive officer named on page 9 and all directors and executive officers as a group as of March 1, 2006 (unless otherwise indicated).  Except as noted, each person has sole voting and investment power over the shares shown in the table.

Amount and Nature of Common Stock Beneficially Owned

  Number of             Right to                  Percent of      Phantom Stock

Shares Owned         Acquire1                    Class2            Units3

Alan K. Allred4,5,6

51,602

130,500

.21%

1,151

Phillips S. Baker, Jr.

2,900

0

*

0

Teresa Beck

1,988

26,200

*

10,149

R. Allan Bradley4,5

13,002

12,500

*

916

R. D. Cash6

373,198

405,352

.91%

21,418

L. Richard Flury

2,000

7,000

*

5,191

James A. Harmon6

68,253

13,400

.10%

5,988

Robert E. Kadlec7

41,179

18,000

*

0

Robert E. McKee, III6

3,066

7,000

*

2,432

Gary G. Michael

10,000

8,000

*

21,302

S. E. Parks4,5,6

111,558

233,100

.40%

4,837

Keith O. Rattie4,5,6,8

99,962

452,500

.65%

12,833

M. W. Scoggins

3,850

0

*

2,262

Harris H. Simmons

25,600

50,200

*

24,875

Charles B. Stanley4,5,6

51,661

212,250

.31%

4,820

Bruce A. Williamson9

0

0

*

0

All directors and                    ________         __________

  _____

_______

executive officers                      910,874               1,660,502

2.95%

118,583

(17 individuals including

those listed above)

__________

1Shares that can be acquired by exercising stock options within 60 days of March 1, 2006.

2Unless otherwise listed, the percentage of shares owned is less than .10%.  (The percentages do not include phantom stock units.)  The percentages of beneficial ownership have been calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

3Phantom stock units are held through the various deferred compensation plans available to the Company's directors and officers.  Although these plans only permit such units to be paid in the form of cash, investment in such units represents the same investment in the performance of the Company's common stock as investment in actual shares of common stock.

4The Company's executive officers have shares held for their accounts in the Company's Employee Investment Plan. The number of shares opposite each of their names includes equivalent shares of stock through such plan as of March 1, 2006 as follows:   Mr. Rattie, 1,207 shares; Mr. Stanley, 3,100 shares; Mr. Parks, 23,349 shares; Mr. Allred, 22,176 shares; and Mr. Bradley, 2 shares.

5All named officers except Mr. Bradley received restricted stock grants in February of 2004, 2005 and 2006.  Mr. Bradley’s restricted shares were granted in January 2005 and February 2006. The number of shares opposite each of their names includes the following shares of restricted stock beneficially owned as of March 1, 2006: Mr. Rattie, 50,000 shares; Mr. Stanley, 25,000 shares; Mr. Allred, 10,033 shares; Mr. Parks, 8,833 shares; and Mr. Bradley, 13,000 shares.  They receive dividends on such shares and have voting powers for them, but cannot dispose of them until they vest.

6Mr. Allred owns his record shares with his spouse. Of the total shares reported for Mr. Cash, 49,043 shares are owned by his family's private foundation, 7,534 shares are in family trusts for which Mr. Cash shares voting and investment control.  Mr. Cash disclaims any economic interest in such shares. Some of Mr. Parks' record shares are owned jointly with his spouse. Some of Mr. Rattie's non-restricted shares are owned jointly with his spouse. Of the total shares reported for Mr. Stanley, 23,561 shares are in family trusts for which Mr. Stanley has voting and investment control. Of the total shares reported for Mr. Harmon, 2,000 shares are held by his private foundation. One-hundred shares of common stock are held in the name of the McKee Family Trust.

7Mr. Kadlec's wife beneficially owns 400 shares of common stock.  Mr. Kadlec has voting control and investment control over such shares.  Such shares are included in the shares listed opposite his name.

8Mr. Rattie is the Chairman of the Board of Trustees of the Questar Corporation Educational Foundation, the Questar Corporation Arts Foundation, and the Questar Corporation Native American Scholarship Foundation, three nonprofit corporations that own an aggregate of 98,001 shares of the Company's common stock as of March 1, 2006. As Chairman, Mr. Rattie has voting power for such shares, but disclaims any beneficial ownership of them. The shares are not included in the total opposite his name.

9Mr. Williamson is a nominee; he is not currently a director.

SECURITY OWNERSHIP, PRINCIPAL HOLDERS

The following table sets forth information, as of December 31, 2005, with respect to each person known by the Company to beneficially own at least five percent of its common stock.

Name and Address of

Shares and Nature of

    Beneficial Owner

Beneficial Ownership

Percent of Class

Capital Research and

     7,375,000

         8.6%

   Management Company

Investment Advisor1

333 South Hope Street

Los Angeles, California 90071

____________

1In its Schedule 13G dated February 6, 2006, Capital indicated that it had sole power to dispose of 7,375,000 shares but had no power, sole or shared, to vote any shares.

EQUITY COMPENSATION PLAN INFORMATION

The following equity compensation plan information is accurate as of December 31, 2005.

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	3,251,988	$27.82	5,507,161
Equity compensation plans not approved by security holders	0	0	0
Total	3,251,988	$27.82	5,507,161

EXECUTIVE COMPENSATION

The following Summary Compensation Table lists compensation earned by Mr. Rattie and the other four most highly compensated executive officers during 2003, 2004, and 2005:

#

SUMMARY COMPENSATION TABLE

       All Other

      Annual Compensation

                    Long-term Compensation

 Compensation

      Restricted

   Option

       Contingent

Name and Principal Position

Year

Base Salary ($)

Bonus ($)1

Stock Awards ($)2,3

Shares (#)4

LTI Bonus ($)5

    ($)6,7 & 8

Keith O. Rattie

2005

607,292

868,359

510,000

100,000

400,000

119,723

Chairman, President and

2004

533,750

661,200

418,800

0

400,000

100,544

Chief Executive Officer

2003

501,667

535,650

813,300

150,000

86,937

Charles B. Stanley

2005

479,167

618,208

459,000

100,000

350,000

122,902

President and Chief Executive Officer

2004

382,292

389,973

314,100

0

350,000

121,790

Questar Market Resources, Inc.

2003

311,667

265,579

406,650

75,000

104,558

Alan K. Allred

2005

283,679

244,988

188,700

0

100,000

29,544

President and Chief Executive Officer

2004

272,667

125,580

165,000

0

100,000

22,375

Questar Gas Company

2003

245,000

84,920

0

70,000

15,247

S. E. Parks

2005

292,708

277,875

178,500

0

75,000

40,223

Senior Vice President

2004

263,958

210,200

122,150

0

75,000

29,468

and Chief Financial Officer

2003

255,000

166,270

0

48,000

23,981

R. Allan Bradley9

2005

206,046

213,925

486,600

50,000

N/A

105,426

President and Chief Executive Officer

2004

Questar Pipeline Company

2003

1Amounts listed under this heading for 2005 include the total value of the bonuses earned under the 2003 and 2004 AMIP and the 2005 AMIP II which was approved by shareholders in May 2005. It also includes Mr. Stanley’s bonus earned under a general employee plan. Approximately one-third of the total bonus under the 2003 AMIP was actually paid with shares of restricted stock. The shares of restricted stock granted in 2004 for the 2003 AMIP vested in one installment on the first business day in February 2005. The value of shares of restricted stock granted as partial payment of earned bonuses for plan year 2003 is reflected in the column marked "Bonus." Mr. Bradley participated in AMIP, not AMIP II in 2005.

2Amounts under this heading for 2004 and 2005 represent the value (as of the grant dates) of shares of restricted stock granted to each of the named officers in February 2004 and February 2005. These shares vest in three equal annual installments beginning two years after the grant dates, but will also vest in the event of an officer’s retirement (at least age 55 with at least 10 years of service). The amounts shown for 2003 represent the value (as of the grant date) of shares of restricted stock granted to Messrs. Rattie and Stanley in February 2003. Mr. Rattie’s shares began to vest in February 2006 and vest in three annual equal installments. Mr. Stanley’s shares vested in February 2006. Mr. Bradley’s restricted shares were granted on January 3, 2005, as part of his package when he joined the Company; they vest in three annual installments beginning in 2007.

3Dividends are paid on restricted shares of stock at the same rate dividends are paid on other outstanding shares of the Company's common stock.  As of December 31, 2005, the named officers owned the shares of restricted stock as valued on such date listed opposite his name:

   Shares

 __Value _

Keith O. Rattie

   52,000

$3,936,400

Charles B. Stanley

    33,000

$2,498,100

Alan K. Allred

     8,700

$   658,590

S. E. Parks

     7,000

$   529,900

R. Allan Bradley

    10,000

$   757,000

4On October 24, 2005, the Board of Directors granted Mr. Rattie and Mr. Stanley options to purchase 100,000 shares each. This was a retention grant, and each of the options vests in full on February 1, 2010. Mr. Bradley’s award was granted on January 3, 2005, as part of his package when he joined the Company; it began vesting in four annual installments in 2005.

5In 2004, the Company’s shareholders approved the Long-term Cash Incentive Plan which measures total shareholder return for successive three-year performance periods. The Company calculates the average closing price over the final thirty days of each year in the performance period. The results for each of the three years in the performance period are then averaged together and compared with the Company’s peers to determine a rank among those peers. The amounts set forth for each officer are the contingent target bonuses for the full three-year performance periods established in February of 2004 and 2005. The participants can earn up to three times the amount of the target bonus for each three-year performance period if the Company’s average total shareholder return places the Company at the top of a pre-approved peer group. No amounts will be paid under this Plan for the 2004 through 2006 period prior to February 2007.

6The 2005 figures include:

   Employee

  Loan Forgiveness7

Investment Plan,

Deferred Plans,

Dividends

   Unused

  Imputed Interest/

     Miscellaneous8

Name

Contributions ($)

Contributions ($)

Restricted Stock ($)

Vacation ($)

_Tax Gross Up ($)

Reimbursements($)

Mr. Rattie

10,280

63,163

46,280

0

N/A

0

Mr. Stanley

10,280

36,321

29,370

0

46,931

0

Mr. Allred

10,280

11,521

7,743

0

N/A

0

Mr. Parks

10,280

17,895

6,230

5,769

N/A

49

Mr. Bradley

7,974

1,152

8,900

0

N/A

87,40010

7The Company entered into a three-year loan with Mr. Stanley for relocation purposes dated January 31, 2002, that was forgiven in three annual installments.

8The Company provides taxable reimbursements to officers for financial and estate planning and to any employee for wellness participation.

9 Mr. Bradley joined the Company on January 1, 2005.

10Mr. Bradley received a one-time, taxable reimbursement for relocation expenses. The payment shown includes a tax gross-up amount of $37,400.

The following table lists information concerning the stock options that were exercised by the named executive officers during 2005 and the total options and their value held by each at year-end 2005:

Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

Name	Shares Acquired or Exercised (#)	Value Realized ($)1	Number of Unexercised Options at Year-End (#)		Value of Unexercised, In-the-Money Options At Year-End ($)1
			Exercisable	Unexercisable	Exercisable	Unexercisable
Keith O. Rattie	0	0	452,500	137,500	22,448,375	6,681,125
C. B. Stanley	19,000	1,089,745	212,250	118,750	10,862,187	5,770,062
Alan K. Allred	5,984	317,451	130,500	17,500	6,780,620	850,325
S. E. Parks	19,898	1,340,583	233,100	12,000	12,145,683	583,080
R. Allan Bradley	0	0	12,500	37,500	338,000	1,014,000

1The “value” is calculated by subtracting the option price from the fair market value of the shares purchased on the date of exercise. This table does not reflect any taxes paid by the named executives as a result of exercising options or selling all or any portion of the shares obtained as a result of exercising options. The current value of the shares may be higher or lower than the aggregate value reported in the table.

The table below shows the option shares granted to the Company's named executive officers during 2005 under the Company's Long-term Stock Incentive Plan. No stock appreciation rights (SARs) were granted during 2005 and none have been granted under the Plan.

Option Grants in Last Fiscal Year

Name	# of Securities Underlying Options Granted1 (#)	% of Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%1 ($)	10%2 ($)	Grant Date Present Value ($) (Black-Scholes)
Keith O. Rattie	100,000	40%	$77.14	Oct. 24, 2012	$108.54	$150.32	$21.46
C. B. Stanley	100,000	40%	$77.14	Oct. 24, 2012	$108.54	$150.32	$21.46
Alan K. Allred	0
S. E. Parks	0
R. Allan Bradley	50,000	20%	$ 48.66	Jan. 3, 2015	$79.26	$126.21	$14.90

1 These grants vest on an accelerated basis in the event of a change in control.

2These columns represent the potentially realizable value of each grant if the share price of the underlying security appreciates in value from the date of grant to the end of the option term at the listed annualized rates.

Long-term Incentive Plans – Awards in Last Fiscal Year

The Company’s shareholders approved the Long-term Cash Incentive Plan in May 2004.  Participants can earn zero to three times the target bonus depending upon the Company’s total shareholder return relative to a defined group of peer companies. The Plan involves successive three-year performance periods during which total shareholder return is measured using the average closing price over the final 30 days of each year of the performance period. The results for each of the three years are then averaged together and compared with the peer group to determine the Company’s rank among its peers. Participants will earn the maximum bonus if the Company’s average total shareholder return for a given three-year performance period places the Company at the top of the peer group. Conversely, if the Company’s total shareholder return for the performance period places it in the bottom third of the group, no bonus will be paid under this Plan. No amounts will be paid under this Plan prior to February 2007. There are currently three performance periods: 2004 through 2006, 2005 through 2007, and 2006 through 2008.

The peer companies have been approved by the Management Performance Committee and consist of: Cabot Oil and Gas Company; Devon Energy Corporation; El Paso Corporation; Energen Corporation; EOG Resources, Inc.; Equitable Resources, Inc.; Forest Oil Corporation; National Fuel Gas Company; ONEOK, Inc.; Peoples Energy Corporation; Southwestern Energy Company; Vintage Petroleum, Inc.; Western Gas Resources, Inc.; and Williams Companies, Inc.  In the event any designated peer company ceases to exist as a public company, the Management Performance Committee, in its discretion, can designate a replacement or use the smaller group.

Name	Number of shares, units or other rights1	Performance or other period until maturation or payout	Estimated future payouts under non-stock price-based plans2, 3
			Threshold	Target	Maximum

Keith O. Rattie	0	3 years	$132,000	$400,000	$1,200,000
Charles B. Stanley	0	3 years	$115,500	$350,000	$1,050,000
Alan K. Allred	0	3 years	$33,333	$100,000	$300,000
S. E. Parks	0	3 years	$25,000	$75,000	$225,000
R. Allan Bradley4	0

1The plan is a long-term cash plan.  No shares, units, or other rights are granted.

2Targets are applicable to the 2004 through 2006 and 2005 through 2007 performance periods.

3These numbers reflect the range of payout at the conclusion of each performance period.

4Mr. Bradley did not participate in the first or second performance period, but will participate in the third performance period (2006 through 2008).

Retirement Plans

The Company maintains a noncontributory retirement plan that is funded actuarially and does not involve specific contributions for any one individual. The following table lists the estimated annual benefits payable on a straight-line annuity basis under the Company's Retirement Plan as of December 31, 2005, and, if necessary, the Company's Supplemental Executive Retirement Plan (SERP). The benefits shown are based on earnings and years of service for an employee reaching normal retirement age of 65 in 2005, do not include Social Security benefits, and reflect a 50 percent surviving spouse benefit. Benefits under the Retirement Plan are not reduced or offset by Social Security benefits, although participants who retire prior to age 62 do receive a temporary supplement until reaching age 62.

	2005 PENSION PLAN TABLE
Highest Consecutive 3-Year Average Annual Compensation	Years of Service
	15	20	25	30	35
$200,000	$ 52,617	$ 70,156	$ 87,696	$ 92,696	$ 97,696
$300,000	81,117	108,156	135,196	142,696	150,196
$400,000	109,617	146,156	182,696	192,696	202,696
$500,000	138,117	184,156	230,196	242,696	255,196
$600,000	166,617	222,156	277,696	292,696	307,696
$700,000	195,117	260,156	325,196	342,696	360,196
$800,000	223,617	298,156	372,696	392,696	412,696
$900,000	252,117	336,156	420,196	442,696	465,196
$1,000,000	280,617	374,156	467,696	492,696	517,696
$1,100,000	309,117	412,156	515,196	542,696	570,196
$1,200,000	337,617	450,156	562,696	592,696	622,696

The Company's Retirement Plan has a "step rate/excess" benefit formula. The formula provides for a basic benefit that is calculated by multiplying the employee's final average earnings by a specified basic benefit factor and by subsequently multiplying such sum by the employee's years of service (to a maximum of 25). This basic benefit is increased for each year of service in excess of 25 and is reduced for retirement prior to age 62. Employees also receive a permanent supplemental benefit that is calculated by multiplying the difference between the employee's final average earnings and his "covered compensation" by a supplemental factor that varies by age. (The term "covered compensation" refers to the 35-year average Social Security wage base tied to year of an employee's birth.) Employees who retire prior to age 62 also receive a temporary supplement that is tied to years of service until they are eligible to receive Social Security benefits at age 62.

Federal tax laws limit the amount of a participant's annual compensation that can be used when calculating benefits under qualified plans and on the amount of benefits that can be paid to a participant from such plans. The SERP, a nonqualified plan, was adopted in 1987 to compensate officers who are affected by these limits. It provides retirement benefits equal to the difference between the benefits payable under the qualified Retirement Plan and the benefits that would be payable absent such limits. The SERP also permits participants to make advance elections to receive lump-sum payments. With the exception of Messrs. Stanley and Bradley, all of the officers listed in the table have vested benefits under the SERP; all of the listed officers currently earn annual compensation in excess of the cap of $220,000 (increased from $210,000 as of January 1, 2006).

Information concerning compensation, final average earnings, and years of service as of December 31, 2005, for the five listed employees is shown below:

2005

Years

Retirement Benefit

        Final

   of

    Compensation

Average Earnings

Service

K. O. Rattie

$1,529,437

$1,243,306

5.0

C. B. Stanley

970,849

806,509

4.0

S. E. Parks

584,271

457,255

31.3

A. K. Allred

450,429

370,129

27.5

R. A. Bradley

215,004

215,004

1.0

Each officer's 2005 compensation for purposes of the Company's retirement plans is different than shown on the table because the former includes cash payments when made, not when earned; the value of some restricted stock shares when distributed, not granted; and dividends paid on some shares of restricted stock. (Restricted shares granted for retention purposes or in lieu of stock options, and the dividends paid on such shares, do not constitute "compensation" for purposes of Questar's retirement plans.)

Employment Contracts

Mr. Rattie received a new employment contract with the Company effective February 1, 2004, to replace the contract that he received when he joined the Company in 2001. His new contract guarantees payment of his base salary plus specified bonus payments if his employment is terminated for any involuntary reason other than cause, death, or disability during the three-year period beginning February 1, 2004. The parties amended the contract on May 17, 2005, to indicate that Mr. Rattie participates in the shareholder-approved AMIP II Plan instead of the AMIP in which he previously participated. The contract includes an evergreen provision and is extended for one-year increments on each anniversary date. It also protects the Company in the event Mr. Rattie voluntarily terminates employment prior to the end of any given three-year period.

Pursuant to the terms of the Company's agreement with Mr. Stanley, which became effective January 31, 2002, he received a special option to purchase 100,000 shares of Questar stock, a one-time grant of 21,000 shares of restricted stock, and a cash loan of $140,000 for relocation expenses and forfeiture of bonuses earned with his previous employer. Loan payments were forgiven on an annual basis with Mr. Stanley's service through January 2005. The Company also agreed to make up the tax impact of imputed interest charged in conjunction with the loan. Other contractual commitments included payment of specified salary and benefits upon termination within the duration of the contract, and a 30-day period following termination within the contract period in which to exercise vested stock options. Mr. Stanley's contract was amended and extended for two years effective February 1, 2004. His extended contract contains an evergreen provision similar to Mr. Rattie's. The parties amended the contract on May 17, 2005, to indicate that Mr. Stanley participates in the shareholder-approved AMIP II Plan instead of the AMIP in which he previously participated.

Executive Severance Compensation Plan

The Company has an Executive Severance Compensation Plan that covers the Company's executive officers and all other officers of the Company and its affiliated companies. Under this plan, participants, following a change in control of the Company, are eligible to receive compensation of to up to two years' salary, cash bonuses, and miscellaneous benefits upon termination of their employment (as defined in the plan). The Plan includes a gross-up tax provision.

The dollar amounts payable to the Company's executive officers (based on current salaries paid by the Company and its affiliates and 2006 target bonus amounts) in the event of a change in control of the Company are as follows: $3,520,000 to Mr. Rattie; $2,795,000 to Mr. Stanley; $1,130,000 to Mr. Allred; $1,080,000 to Mr. Parks; and $950,000 to Mr. Bradley.  The Company's executive officers would also receive cash bonuses, supplemental retirement benefits, and welfare plan benefits.

Under the plan, a "change in control" is defined to include any change in control required to be reported under Item 6(e) of Schedule A of Regulation 14A of the Securities Exchange Act of 1934, as amended. A change in control is also deemed to occur once any acquiring person becomes the beneficial owner, directly or indirectly, of securities representing 25 percent or more of the Company's outstanding shares of common stock.

QUESTAR CORPORATION

5-Year Cumulative Total Return to Shareholders

The following graph compares the cumulative total return of the Company's common stock with the cumulative total returns of a peer group of 6 diversified natural gas companies selected by Questar, and of the S& P Composite-500 Stock Index.

	2000	2001	2002	2003	2004	2005
Questar	$100.00	$85.65	$97.90	$126.79	$187.74	$282.69
6 Peer Group	100.00	96.05	86.14	117.23	160.52	216.88
S&P 500	100.00	88.12	68.64	88.32	97.92	100.86

The chart assumes $100 was invested at the close of trading on December 31, 2000, in the Company's common stock, the stock of six peer companies, and the S&P 500 Index. It also assumes all dividends were reinvested. For 2005, the Company had a total return of 50.6% compared to 3.0% for the S&P 500 Index and 35.1% for the six company peer group. For the five-year period, the Company had a compound annual total return of 23.1% compared to 0.2% for the S&P 500 Index and 16.7% for the peer group. The peer-group index is comprised of Energen Corporation, Equitable Resources, Inc., Kinder Morgan Inc., National Fuel Gas Company, ONEOK Inc., and Southwestern Energy Company.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Management Performance Committee (“Committee”) is a committee of outside directors that is chaired by Robert E. Kadlec. Other members include L. Richard Flury, James A. Harmon, Robert E. McKee III, Gary G. Michael and M. W. Scoggins. We review and approve all elements of the total compensation program for officers of the Company and administer the Company's Long-term Stock Incentive Plan, the AMIP, AMIP II and Long-term Cash Incentive Plan. We monitor the Company's executive compensation programs to verify that they are aligned with the Company's business strategies and financial goals. We believe that such programs motivate the Company's officers to acquire and retain appropriate amounts of stock and are competitive with programs offered by the Company's peers.

Each year, we review the performance of the Company on a consolidated basis and the performance of the Company's major lines of business and compare such performance to specified groups of peer companies. We also assess the individual performance of officers, particularly the performance of Keith O. Rattie and the other named executive officers in the Summary Compensation Table. We periodically hire outside consultants to perform an in-depth audit and analysis of the total compensation paid to the Company's officers; most recently, we received a comprehensive report in early 2004.

The Company's total compensation program for officers includes base salaries, annual bonuses, and equity awards. The Company’s highest-ranking officers also participate in the Long-term Cash Incentive Plan approved by shareholders in 2004, and AMIP II approved by shareholders in 2005. The total program is designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. Each of the components of the total program is discussed in greater detail below.

Base Salaries

We review base salaries for the Company's officers on an annual basis. Such salaries are generally targeted at or near the 50th percentile or market average of survey data. We have historically awarded salary increases to Mr. Rattie and other officers based on comparison with survey data, responsibilities, experience and performance. The salaries earned by the named executive officers during 2005 are listed in the table shown on page 9.

Annual Bonuses

All Company officers, but particularly the highest paid officers shown in the table, have a significant portion of their total compensation at risk. Pursuant to the AMIP and AMIP II, annual bonuses are directly linked to key financial and operating objectives for the major business units and for the Company on a consolidated basis. Each year, we review and approve annual specified performance objectives. Performance objectives are both financial (e.g., net income, return on equity) and efficiency objectives (e.g., customer service rating, safety performance, finding costs). The performance objectives are set after we review actual results for the prior year and budgeted results for the year in question and are generally higher than actual results for the prior year and expectations for the current year.

An overall performance factor is multiplied by each officer's target bonus to determine his or her earned bonus. Each officer's target bonus is a percentage of his or her new base salary. We also determine the allocation of each officer's target bonus between business unit results and consolidated results. Mr. Stanley also participates in the general employee compensation plan adopted for the Market Resources unit.

Equity Awards

The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. The Summary Compensation Table shows all equity awards made during 2005. As shown in the “Option Grants in the Last Fiscal Year” table on page 10, on October 24, 2005, we recommended and the Board granted Mr. Rattie and Mr. Stanley options to purchase 100,000 shares each for retention purposes. We also granted Mr. Bradley an option to purchase 50,000 shares and 10,000 restricted shares when he joined the Company on January 3, 2005.

The table labeled "Option Exercises" on page 10 provides information concerning the value realized by the individual members of the group when exercising stock options in 2005 and the year-end value of their remaining stock options.

We have established stock-ownership guidelines for officers, which are a multiple of the individual officer’s base salary. These guidelines ensure that officers’ interests are aligned with those of shareholders, while allowing them the opportunity to diversify their portfolios. Phantom stock units attributable to an officer's deferred compensation are counted toward the total. All of the officers named in the Summary Compensation Table satisfy these guidelines.

Long-term Cash Incentive Plan

In 2004, we recommended, and shareholders approved, a Long-term Cash Incentive Plan for the officers named in the Summary Compensation Table and certain other key officers of the Company. No amounts will be paid under this plan prior to February 2007. This Plan measures total shareholder return for the Company and a peer group previously approved by the Committee during a series of three-year performance periods. In 2005 and 2006, we recommended and the Board approved new three-year performance periods. The participants will earn the maximum bonus if the Company’s average total shareholder return for a given three-year performance period ranks the Company at the top of the peer group. If the Company’s total shareholder return for the performance period ranks it in the bottom third of the group, no bonus will be paid under this Plan.

Specific Compensation Decisions

We believe that the bonuses paid to the Company's officers for 2005 performance reflect the strong performance of the Company's Market Resources group, Questar Pipeline and Questar Gas.

We increased Mr. Rattie’s base salary from $625,000 to $700,000, effective March 1, 2006, in recognition of the Company’s superior performance and to tie his salary more closely to the 50th percentile among the Company’s peers. We approved a target bonus for Mr. Rattie under the AMIP II equal to 80 percent of his base salary (an increase from 2005 when it was 75 percent) and a contingent bonus of $500,000 for him under the Company’s Long-term Cash Incentive Plan for the three-year period beginning January 1, 2006, and ending December 31, 2008 (an increase from $400,000 for previous performance periods). We also granted him 12,000 shares of restricted stock under the Company’s Long-term Stock Incentive Plan on February 14, 2006.

Miscellaneous

We support the Company's traditional practice of limiting the perquisites granted to officers. The Company does not pay for any of the following perquisites for its officers:  first-class travel privileges, cars, country-club memberships, supplemental welfare benefit plans, executive dining-room service, or personal use of the Company's airplane.

Federal law precludes the Company from deducting compensation paid in excess of $1 million per year to any executive officer listed in the Compensation Table. Performance-based compensation, however, is not subject to this deductibility limit. When structuring the compensation paid to the Company’s higher-paid officers, we consider the provisions of this federal tax rule, but we have awarded and may, in the future, award compensation that is not deductible in order to achieve what we consider an appropriate compensation structure.

Our Chair, Mr. Kadlec, is retiring after the 2006 Annual Meeting, pursuant to the Company’s mandatory retirement policy. The Board will appoint a new Chair of the Committee upon his retirement.

Management Performance Committee

R. E. Kadlec, Chairman

L. Richard Flury

James A. Harmon

Robert E. McKee III

Gary G. Michael

M. W. Scoggins

AUDIT COMMITTEE REPORT

Our Committee, which is officially known as the Finance and Audit Committee, originally adopted a “Statement of Responsibilities” in May 1997. It has been revised several times since then, most recently by the Board in 2005.

Our Committee members are appointed each year by the Board of Directors to review the Company's financial matters. The Board has determined that each member of our Committee meets the independence requirements set by the NYSE and is financially literate.  The Board has also determined that Messrs. Baker, Michael, Harmon, and Simmons and Ms. Beck are financial experts as defined by the Securities and Exchange Commission under rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Two members of the Committee—Ms. Beck and Mr. Michael—serve as members of the audit committees of more than three public companies. The Board has determined that such service does not impair the ability or limit the time that each has to serve as a member of our Committee.

We reviewed and discussed with the Company's officers the audited financial statements for the year ending December 31, 2005. We discussed with representatives of Ernst & Young LLP, the Company's independent auditing firm, the matters required by Codification of Statements on Auditing Standards No. 61. We have also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Statement No. 1, and we have discussed with representatives of Ernst & Young its independence from the Company.  We have also discussed with the Company's officers and Ernst & Young such other matters and received such assurances from them as we deemed appropriate.

Based on our review and discussions, we have recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Ernst & Young billed the Company for services as follows:

	20051	20042
Audit Fees:	$1,139,194	$1,271,038
Audit-related Fees:	48,500	46,000
Tax Fees:	9,008	8,937
All Other Fees:	-	-
Total	1,196,702	1,325,975

1 The fees listed are aggregate fees. Audit fees represent aggregate fees for services performed for each year regardless of when the fee was actually billed. Estimates included in 2005 Audit Fees:
Sarbanes-Oxley fees	$39,750
FERC Form 2 fees	55,400
Financial audit fees	172,700

2 2004 fees include $3,577 of audit expenses and $5,212 of tax fees paid after the 2005 proxy.

Audit fees are billed in conjunction with Ernst & Young's audits of the annual financial statements of the Company on a consolidated basis and its reporting subsidiaries and review of the financial statements included in the Form 10-Q Reports filed by the Company and its reporting subsidiaries. This category also includes fees for audits provided in connection with statutory filings and other services such as consents and assistance with and reviews of documents filed with the Securities and Exchange Commission. Audit fees include charges related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-related fees are billed for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of the Company's financial statements, consultations concerning Generally Accepted Accounting Principles, evaluations of the impact of new requirements mandated by Congress, the Securities and Exchange Commission, and the Financial Accounting Standards Board.  These fees also include audits of the Company's employee benefit plans.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, and tax planning. They also include fees for reviewing officers' tax returns.

We have concluded that the provision of the non-audit services listed above is compatible with maintaining Ernst & Young's independence.

We have adopted procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These procedures include reviewing fee estimates for audit services and permitted non-audit services that are recurring in nature and authorizing the Company to execute letter agreements setting forth such fees. Our approval is required for any services to be performed by Ernst & Young that are not specified in the letter agreements. We have delegated pre-approval authority to our Chair, but any exercises of such authority are reported to us at our next meeting.

Finance and Audit Committee

Teresa Beck, Chair

Phillips S. Baker, Jr.

L. Richard Flury

James A. Harmon

Gary G. Michael

Robert E. McKee III

M. W. Scoggins

Harris H. Simmons

ANNUAL REPORT AND FORM 10-K REPORT

Included herewith is an Annual Report for 2005. The Company takes advantage of the special "householding" rules adopted by the Securities and Exchange Commission to mail single copies of the annual report and the proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  We will promptly send a separate copy of the annual report or proxy statement to you if you live at a shared address that only received a single copy. Please contact Abigail L. Jones at 180 East 100 South, Salt Lake City, Utah 84111, or 801-324-5678, if you want to receive a separate copy of the Annual Report or the proxy statement now or in the future, or if you want to request that only one copy of the Annual Report or proxy statement be sent to your address if you are currently receiving multiple copies.

SECTION 16(a) COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and regulations promulgated by the Securities and Exchange Commission, the Company's directors, executive officers, and persons who own more than 10% of the Company's stock, are required to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.

The Company filed a late Form 4 report reflecting a payment to Mr. R. D. Cash for the cash value of phantom stock units in his deferred compensation plan that is being paid to him in four annual installments.  The payment occurred on May 9, 2005, and the Form 4 was filed on May 24, 2005. The delay was attributable to an oversight within the Company.

The Company also filed a late Form 4 for Mr. Robert Kadlec. On June 28, 2005, the Company purchased a partial share of Company stock (.871) from of Mr. Kadlec. The purchase complied with the Company’s established procedures to eliminate fractional share accounts. Sale of that partial share was not reflected on a Form 4 until July 6, 2005, due to a Company oversight.

The Company's Corporate Secretary prepares reports for such persons based on information known and otherwise supplied. Based solely on a review of such information, the Company believes that all filing requirements, other than those referenced above, were satisfied for 2005.

OTHER MATTERS

Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by stockholders. The Bylaws specify the procedure for stockholders to follow in order to bring business before an annual meeting.  A stockholder who wants to nominate a person for election as a director at such meeting without having it considered through the proxy materials, must deliver a written notice, by certified mail, to the Company's Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the date of the meeting. The notice must set forth (1) the name, address, and stock ownership of the person making the nominations; (2) the name, age, business address, residential address, and principal occupation or employment of each nominee; (3) the number of shares of the Company's stock owned by each nominee; (4) a description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is made; and (5) such other information concerning the nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of the nominee. The notice must also include the signed consent of the nominee to serve as a director if elected.

The Company's Bylaws also require that any stockholder who is entitled to vote at the annual meeting and who wants to submit a proposal at such meeting without having it considered through the proxy materials, must deliver a written notice of the proposal, by certified mail, to the Company's Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the date of such meeting. The notice must set forth (1) a brief description of the proposal; (2) the stockholder's name, address, and stock ownership; and (3) any material interest of the stockholder in the proposal. If the written notice is not received by the date specified in the Bylaws, the named proxies will have discretionary voting to deal with the nomination or proposal. A copy of the Company Bylaws specifying the requirements will be furnished to any stockholder upon written request to the Secretary.

The Company’s Corporate Governance Guidelines and Code of Business Ethics are available on the Company’s Web site at www.questar.com.

By Order of the

Board of Directors

/s/Abigail L. Jones

Abigail L. Jones

Corporate Secretary

QUESTAR CORPORATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

180 East 100 South

FOR THE ANNUAL MEETING, MAY 16, 2006

P. O. Box 45433

Salt Lake City, Utah 84145-0433

PROXY The undersigned stockholder of QUESTAR CORPORATION does hereby constitute and appoint KEITH O. RATTIE and GARY G. MICHAEL, or either of them, the true and lawful attorney-in-fact and proxy with all the powers that the undersigned would possess, if personally present, to vote the stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel Tulsa at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma on Tuesday, May 16, 2006, at 9:00 a.m. local time, and at any adjournments thereof, upon the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 5, 2006, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any adjournments or postponements.

Dated:                                                               , 2006

(Signature)  ________________________________

(Signature)  ________________________________

Please date and sign exactly as name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title.  If stock is held jointly, each joint owner should sign.  If stock is owned by a corporation, please sign full corporate name by duly authorized officer.

(Please turn over)

This proxy, when properly executed will be voted in the manner directed by the stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

The Board recommends a vote FOR the election of directors.

To elect three directors of the Company for a three-year term and one director for a two-year term.

Nominees:

Keith O. Rattie, M. W. Scoggins, Harris H. Simmons (three-year terms)

Bruce A. Williamson (remaining two years of a three-year term).

__

VOTE FOR all nominees listed above, except as marked to the contrary above (if any).  To withhold your vote for any individual nominee, strike a line through his name in the list above.

__

VOTE WITHHELD from all nominees.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournments or postponements of such meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

If your address has changed, please mark corrections.